EXHIBIT 10.16.9

EIGHTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Eighth Amendment to the Loan and Security Agreement (the “Amendment”) is entered into as of July 20, 2017, by and among Fifth Third Bank, an Ohio banking corporation (the “Bank”) and Meridian Bioscience, Inc., an Ohio corporation (“Parent” or “Agent”), Meridian Bioscience Corporation, an Ohio corporation (“Corp.”), Omega Technologies, Inc., an Ohio corporation (“Omega”), Meridian Life Science, Inc., a Maine corporation (“MLS”) and Bioline USA, Inc., a Massachusetts corporation (“Bio”) (collectively, the “Borrowers” and individually a “Borrower”).

WHEREAS, Bank and Borrowers (except Bio) entered into that certain Loan and Security Agreement, dated as of August 1, 2007, as amended from time to time (the “Agreement”); Bio became a party to the Agreement by an amendment to the Agreement dated December 14, 2012;

WHEREAS, Bank and Borrowers wish to amend the Agreement to modify certain provisions of the Agreement.

NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.    Section 5.15 of the Agreement is hereby amended and restated in its entirety to read as follows:

5.15	Fixed Charge Coverage Ratio. At the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2017, Borrowers shall maintain a Fixed Charge Coverage Ratio of at least 1.15:1.0. “Fixed Charge Coverage Ratio” means the ratio of (a) EBITDA for a given measurement period minus the sum of (i) unfunded capital expenditures, (ii) income taxes paid in cash, (iii) distributions and other dividend paid in cash, plus the sum of (x) all one-time, non-recurring expenses related to the acquisition of Magellan Bioscience, (y) all non-cash stock compensation expenses and (z) all non-cash goodwill impairment charges to (b) the sum of (i) interest expense (including the interest portion of any lease which is capitalized under GAAP) payable in cash plus (ii) all principal payments on Funded Indebtedness that were paid by Borrowers during the measurement period.

2.    Representations, Warranties and Covenants of Borrowers. To induce Bank to enter into this Amendment, Borrowers represent and warrant as follows:

(a)	No Event of Default (as such term is defined in Section 8 of the Agreement) or event or condition which, with the lapse of time or giving of notice or both, would constitute an Event of Default exists on the date hereof.

(b)	The person executing this Amendment is a duly elected and acting officer of each Borrower and is duly authorized by the Board of Directors of such Borrower to execute and deliver this Amendment on behalf of such Borrower.

3.    General.

(a)	Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect. Borrowers acknowledge that Bank has made no oral representations to Borrowers with respect to the Agreement and this Amendment thereto and that all prior understandings between the parties are merged into the Agreement as amended by this writing. All Loans outstanding on the date of execution of this Amendment shall be considered for all purposes to be Loans outstanding under the Agreement as amended by this Amendment.

(b)	Capitalized terms used and not otherwise defined herein will have the meanings set forth in the Agreement.

(c)	Nothing contained herein will be construed as waiving any default or Event of Default under the Agreement or will affect or impair any right, power or remedy of the Bank under or with respect to the Loans, the Agreement, or any other agreement or instrument guaranteeing, securing or otherwise relating to the Loans.

(d)	This Amendment shall be considered an integral part of the Agreement, and all references to the Agreement in the Agreement itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed to be references to the Agreement as amended by this Amendment.

(e)	This Amendment will be binding upon and inure to the benefit of Borrowers and Bank and their respective successors and assigns.

(f)	All representations, warranties and covenants made by Borrowers herein will survive the execution and delivery of this Amendment.

(g)	This Amendment will, in all respects, be governed and construed in accordance with the laws of the State of Ohio.

(h)	This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, Borrowers and Bank have executed this Agreement by their duly authorized officers as of the date first above written.

MERIDIAN BIOSCIENCE CORPORATION		MERIDIAN BIOSCIENCE, INC.

By:	/s/ Melissa A. Lueke	By:	/s/ Melissa A. Lueke
	Melissa A. Lueke, CFO & Secretary		Melissa A. Lueke, Executive Vice President, CFO & Secretary

OMEGA TECHNOLOGIES, INC.		MERIDIAN LIFE SCIENCE, INC.

By:	/s/ Melissa A. Lueke	By:	/s/ Melissa A. Lueke
	Melissa A. Lueke, CFO & Secretary		Melissa A. Lueke, CFO & Secretary

FIFTH THIRD BANK		BIOLINE USA, INC.

By:	/s/ Andrew Faust	By:	/s/ Melissa A. Lueke
	Andrew Faust, Vice President		Melissa A. Lueke, CFO & Secretary

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